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                                                                     EXHIBIT 5.1



                       Wilson Sonsini Goodrich & Rosati
                              5300 Carillon Point
                          Kirkland, Washington 98033


                                    August 31, 1999

InfoSpace.com, Inc.
15375 N.E. 90th Street
Redmond, Washington 98052

RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We are acting as counsel for InfoSpace.com, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 746,392 shares of the Company's common stock, $.0001 par value per share (the "Shares").

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Certificate of Incorporation and By laws of the Company as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, it is our opinion that the issuance of the Shares has been duly authorized by all requisite corporate action of the Company, and that the Shares, when issued in accordance with such authorization, will be legally issued and will be fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI

                                    Professional Corporation


                                    /s/ Wilson Sonsini Goodrich & Rosati, P.C.